Exhibit 31.2
CERTIFICATION

I, Kevin T. Dunphy, certify that:

1. I have reviewed this quarterly report for the three month period ended March 31, 2009 on Form 10-Q of MedClean Technologies, Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a  material fact necessary to make the statements made, in light of the circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the small reporting company as of, and for, the periods presented in this report;

4. The small reporting company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small reporting company and have:

(a)  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small reporting company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  evaluated the effectiveness of the small reporting company's disclosure controls and procedures and presented in this report our  conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;  and

(d)  disclosed in this report any change in the small reporting company's internal control over financial reporting that occurred during the small reporting company's most recent fiscal quarter (the small reporting company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small reporting company's internal control over financial reporting; and

5. The small reporting company's other certifying officer and I have disclosed, based on our most recent valuation  of internal  control  over  financial reporting, to the small reporting company's auditors and the audit committee of small reporting company's board of directors (or persons  performing the equivalent  functions):

(a)  all significant  deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small reporting company's ability to record, process, summarize and report financial information; and

(b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the small reporting company's internal control over financial reporting.

Date: May 12, 2009

/s/	Kevin T. Dunphy

Kevin T. Dunphy
Treasurer, Chief Financial Officer